EXHIBIT 10.101

CORTEX PHARMACEUTICALS, INC.

AMENDMENT NO. 1 TO 2006 STOCK INCENTIVE PLAN

This Amendment No. 1 to the 2006 Stock Incentive Plan (the “Plan”) of Cortex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), is made effective as of May 9, 2007.

WHEREAS, pursuant to Section 12.1 of the Plan, on February 6, 2007 the Board of Directors approved (i) modifying the provisions in the Plan relating to the timing and vesting of the formula grants to non-employee directors, and (ii) increasing the authorized number of shares issuable thereunder by 2,500,000 shares to 4,363,799 shares; and

WHEREAS, at the Company’s 2007 Annual Meeting of Stockholders held on May 9, 2007, the Company’s stockholders approved the increase in the authorized number of shares issuable under the Plan by 2,500,000 shares to 4,363,799 shares.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows:

1. Sections 4.1(a) and (b) of the Plan are hereby amended to read in their entirety as follows:

“(a) The number of shares of Common Stock that may be issued pursuant to Awards under the Plan shall be the sum of: (i) three million eight hundred thousand (3,800,000) shares; plus (ii) the number of shares of Common Stock remaining available for issuance and not subject to awards granted under the Cortex Pharmaceuticals, Inc. 1996 Stock Incentive Plan (the “Existing Plan”) as of the Effective Date. The foregoing limitations shall be subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. In the event that (a) all or any portion of any Option granted under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock subject to an Award Agreement are reacquired by the Company, the shares of Common Stock allocable to the unexercised portion of such Option or the shares so reacquired shall again be available for grant or issuance under the Plan.

As of the Effective Date, there were five hundred sixty-three thousand, seven hundred and ninety-nine (563,799) shares of Common Stock available for issuance under the Existing Plan. Accordingly, the maximum number of shares of Common Stock that could be issued pursuant to Awards under the Plan is four million three hundred sixty-three thousand seven hundred ninety-nine (4,363,799) shares of Common Stock, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.

(b) The maximum number of shares of Common Stock that may be issued under the Plan as Incentive Options shall be four million three hundred sixty-three thousand seven hundred ninety-nine (4,363,799) shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.”

2. Section 5.10 is hereby amended to read in its entirety as follows:

“5.10 Non-Employee Directors. Each director of the Company who is not an employee or executive officer of the Company and who does not serve on the Board to oversee an investment in the Company, shall be granted (i) Nonqualified Options to purchase up to a maximum of thirty thousand (30,000) shares of the Common Stock upon commencement of service as a director of the Company, and (ii) Nonqualified Options to purchase up to a maximum of twenty-five thousand (25,000) shares of Common Stock at the first meeting of the Board for the relative calendar year (including any meeting coincident with the commencement of service as a director). The number of Nonqualified Options to be granted to non-employee directors of the Company shall be determined by the Administrator, subject to the maximums described above. Nonqualified Options to be granted to non-employee directors of the Company described above shall (i) have an Exercise Price equal to one hundred percent (100%) of the Fair Market Value on the date of grant of the options, as determined in accordance with the terms of the Plan, (ii) have a ten (10) year term, (iii) subsequently vest in increments of thirty-three and one-third percent (33 1/3%) on each anniversary of the date of grant, and (iv) otherwise be subject to the terms and provisions of the Plan. If deemed appropriate by the Administrator, each director of the Company who is not an employee or executive officer of the Company and who serves on the Board to oversee an investment in the Company, may be granted Nonqualified Options to purchase shares of Common Stock upon the terms and conditions determined by the Administrator.”

3. Unless otherwise amended as set forth herein, the terms and provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, Cortex Pharmaceuticals, Inc. has caused its duly authorized officer to execute this amendment as of the date first set forth above.

CORTEX PHARMACEUTICALS, INC.

By:	/s/ Maria S. Messinger
Maria S. Messinger
Vice President, Chief Financial Officer
and Corporate Secretary